Exhibit 99.4

SUPPORT AGREEMENT

This Support Agreement, dated as of July 6, 2026 (this “Agreement”), is made and entered into by and between Express Wellness Group, LLC, a Delaware limited liability company (“Buyer”) and Bruce Bernstein, an individual (“Stockholder”, and together with Buyer, the “Parties”).

RECITALS

WHEREAS, as of the date hereof, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 339,882 shares of common stock, par value $0.01 per share (the “Common Stock”), of XWELL, Inc., a Delaware corporation (the “Seller”) (all such shares of Common Stock beneficially owned by Stockholder, the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, the Seller, XpresSpa Holdings, LLC, a Delaware limited liability company, XpresTest, Inc., a Delaware corporation, and Buyer are entering into a Securities Purchase Agreement, dated as of the date of this Agreement (as it may be amended from time to time, the “Purchase Agreement”), which provides for, among other things, the purchase and sale of all of the Purchased Equity (as defined in the Purchase Agreement) (the “Sale”), upon the terms and subject to the conditions set forth in the Purchase Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, as a condition to Buyer's willingness to enter into the Purchase Agreement, and as a material inducement and in consideration therefor, Stockholder (in Stockholder’s capacity as the beneficial owner of the Subject Shares) has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I.
AGREEMENT

1.1.            Agreement. Upon the terms and subject to the conditions of this Agreement, Stockholder hereby undertakes and agrees that, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2, Stockholder shall, at any annual, special or other meeting of the Seller’s stockholders called to obtain the Stockholder Approval (as defined in the Purchase Agreement), and at every adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Seller, (A) affirmatively vote (including via proxy), or deliver via a written consent, all of the Stockholder Securities (as defined below, and including any shares of Common Stock acquired by Stockholder after the date hereof) in favor of, and shall not withdraw or modify any such vote with respect to, the approval and adoption of the Purchase Agreement and the transactions contemplated thereby (including the Sale), and/or (B) except as otherwise permitted herein, vote against (including via proxy), and shall not deliver any written consent with respect to, (x) any action or agreement which would reasonably be expected to (I) materially impede, materially delay or materially adversely affect the consummation of the Sale or result in any of the conditions to the obligations of the parties to consummate the Sale set forth in ARTICLE 7 of the Purchase Agreement not being fulfilled on or before the Termination Date (as defined in the Purchase Agreement), or (II) result in a material breach of any covenant, representation or warranty or any other material obligation or agreement of the Seller or any Company contained in the Purchase Agreement, or of Stockholder contained in this Agreement, and (y) any Alternative Transaction (as defined in the Purchase Agreement); provided, however, that the obligations of Stockholder under this Section 1.1 shall automatically terminate, without any action by any Party, upon the occurrence of a Valid Adverse Recommendation Change. Stockholder agrees to be, or shall cause the record holder on any applicable record date to be, present, in person or by proxy, at every meeting of the Seller’s stockholders, including any postponement or adjournment thereof, or in any other circumstance, however called, to vote on the matters contemplated by this Section 1.1 so that all of the Stockholder Securities will be counted for purposes of determining the presence of a quorum at any such meeting, or otherwise cause the Stockholder Securities to be counted as present thereat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the matters contemplated by this Section 1.1, Stockholder does not have any obligation to vote the Stockholder Securities in any particular manner and, with respect to such other matters, Stockholder shall be entitled to vote the Stockholder Securities in its sole discretion.

1.2.            Conditional Power of Attorney. To secure Stockholder’s obligations in accordance with Section 1.1 of this Agreement, Stockholder hereby appoints Buyer as the Stockholder’s attorney in fact and proxy with full power of substitution and resubstitution, and grants Buyer the power to affirmatively vote (including via proxy), and to execute written consents with respect to, all of the Stockholder Securities (including any shares of Common Stock acquired by Stockholder after the date hereof) in favor of, and not withdraw or modify any such vote with respect to, approving and adopting the Purchase Agreement and the transactions contemplated thereby (including the Sale) if, and only if, the Stockholder fails to comply with the provisions of Section 1.1 and Buyer has provided Stockholder with written notice of such failure and Stockholder has not cured such failure within five (5) Business Days following receipt of such notice. Such appointment will be irrevocable for the term of this Agreement and is coupled with an interest, including for purposes of Section 212 of the DGCL. The appointment will survive the merger or reorganization of the Stockholder. The proxy and power of attorney granted hereunder shall terminate automatically and without further action upon (a) the termination of this Agreement in accordance with Section 5.2, or (b) the occurrence of a Valid Adverse Recommendation Change. Notwithstanding the foregoing, Buyer may terminate this proxy at any time in its sole discretion by written notice provided to the Stockholder.

1.3.            Right to Change Vote Upon Adverse Recommendation Change. Notwithstanding Section 1.1, Stockholder shall be permitted to change, withdraw, or modify its vote (or any written consent) with respect to the approval and adoption of the Purchase Agreement (a “Vote Change”) if, and only if, an Adverse Recommendation Change (as defined in the Purchase Agreement) has been duly effected by the board of directors of the Seller in compliance with the requirements of the Purchase Agreement, including satisfaction of all applicable notice and negotiation obligations thereunder, and the negotiation period required by Section 6.8(d) or Section 6.8(e), as applicable, of the Purchase Agreement (including any extension thereof) has fully expired without the board of directors of the Seller having withdrawn such Adverse Recommendation Change (the foregoing, a “Valid Adverse Recommendation Change”). For the avoidance of doubt, (i) the occurrence of an Adverse Recommendation Change alone shall not entitle Stockholder to effect a Vote Change prior to the expiration of the full negotiation period required by Section 6.8(d) or Section 6.8(e), as applicable, of the Purchase Agreement (including any extension thereof), (ii) any purported Vote Change not satisfying the foregoing conditions shall be null and void and of no force or effect, and the voting obligations of Stockholder under Section 1.1 (and the proxy under Section 1.2) shall remain in full force and effect until such time as Valid Adverse Recommendation Change has occurred.

1.4.            Capacity as Stockholder; Directors and Officers. Stockholder is entering into this Agreement solely in its capacity as a stockholder of the Seller, and not in its capacity as a director, officer or employee of the Seller or any of its Subsidiaries. Nothing in this Agreement shall limit or restrict any Stockholder, or any affiliate, designee or representative of Stockholder, who is a director, officer or employee of the Seller or any of its Subsidiaries in acting in his or her capacity as a director, officer or employee. No action taken or omitted by any such individual in his or her capacity as a director, officer or employee of the Seller or any of its Subsidiaries (including the exercise of his or her fiduciary duties as such) shall be deemed a breach of this Agreement, and this Agreement shall not apply to, limit or affect any such actions, omissions, judgments or decisions.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to Buyer that:

2.1.            Organization; Authorization; Binding Agreement. To the extent that Stockholder is an entity, Stockholder is duly organized and validly existing under the laws of the jurisdiction of its formation or incorporation and Stockholder has duly authorized its execution, delivery and performance of this Agreement. Stockholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder, and constitutes a legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other applicable Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in an Action at law or in equity).

2.2.            Non-Contravention. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of Stockholder’s obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby will not, (a) conflict with, or result in any material violation or breach of, or constitute a material default on the part of the Stockholder under, any Laws applicable to Stockholder or Stockholder’s Subject Shares and, to the extent that such Stockholder is an entity, the organizational or governing documents of such Stockholder, (b) conflict with or result in a material violation or breach of, or constitute a material default on the part of Stockholder under, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Stockholder is a party or by which Stockholder or its assets are bound, or (c) except as may be required by applicable Laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under any applicable Law, in case of each of clauses (a), (b) and (c), except as would not reasonably be expected to prevent, impair or materially delay Stockholder’s timely performance of its obligations under this Agreement.

2.3.            Ownership of Subject Shares. Stockholder is, and (except with respect to any Common Stock Transferred in accordance with Section 4.1 hereof) will remain, the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Subject Shares (together with any shares of Common Stock which such Stockholder may acquire at any time in the future during the term of this Agreement, the “Stockholder Securities”). Stockholder does not hold or have any beneficial ownership interest in any shares of Common Stock or any option, warrant, call, proxy, commitment, right or other securities convertible, exchangeable or exercisable into shares of Common Stock, or other instrument, obligation or right the value of which is based on any of the foregoing (each, an “Equity Interest”), other than the Subject Shares and those Equity Interests set forth on Schedule A hereto (which schedule Stockholder represents and warrants to be complete and accurate as of the date hereof). The Subject Shares and the certificates, if any, representing the Subject Shares owned by the Stockholder are now, and, subject to Section 4.1, such Subject Shares and any additional Stockholder Securities such Stockholder may acquire in the future during the term of this Agreement will be, held by Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens, subscriptions, options, warrants, calls, proxies, commitments, restrictions and contracts of any kind, except for any such Liens arising hereunder, any applicable restrictions on transfer under the Securities Act and any Liens that would not impair the Stockholder’s ability to timely perform his/her/its obligations hereunder (collectively, “Permitted Liens”).

2.4.            Voting Power. Subject to this Agreement and any Loan Agreement (as defined below) made available to Buyer prior to the execution of this Agreement, Stockholder has full and sole power and authority to direct the voting of, and full and sole power of disposition with respect to, all of the Subject Shares. For purposes of this Agreement, “Loan Agreement” means any agreement of Stockholder or any of its Affiliates for any borrowed money, advance or extension of credit or the pledge, hypothecation or other granting of a security interest in any Subject Shares to one or more banks or financial institutions as bona fide collateral or security for any such loan, advance or extension of credit. Stockholder shall not enter into any new Loan Agreement after the date hereof without the prior written consent of Buyer; provided that Buyer’s prior written consent shall not be required for any such Loan Agreement if, and only if, the lender thereunder has agreed in writing, prior to the effectiveness of such Loan Agreement, to be bound by the voting obligations of Stockholder under this Agreement. No Loan Agreement disclosed to Buyer prior to the date hereof, and no other stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, grants any lender or third party the right to direct, control or exercise voting power over any of the Subject Shares in a manner that would adversely affect Stockholder’s ability to comply with this Agreement, except as provided hereunder.

2.5.            Proceedings. As of the time of execution of this Agreement, there is no Action pending or, to the knowledge of Stockholder, threatened against Stockholder at law or equity before or by any Governmental Authority that would reasonably be expected to prevent, impair or materially delay Stockholder’s timely performance of its obligations under this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Stockholder that:

3.1.            Organization; Authorization. Buyer is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction). The consummation of the transactions contemplated hereby are within Buyer’s entity powers and have been duly authorized by all necessary entity action on the part of Buyer. Buyer has all requisite entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated thereby.

3.2.            Binding Agreement. Buyer has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other applicable Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

3.3.            No Other Representations. Buyer hereby acknowledges and agrees that, except for the representations and warranties of Stockholder expressly set in ARTICLE II of this Agreement, none of Stockholder, its Affiliates, any Representative of any of the foregoing or any other Person has made, and neither Buyer or any other Person has relied on, any representation or warranty regarding Stockholder, the sufficiency of the representations and warranties set forth herein or any other matter in connection with the entry by Stockholder into this Agreement.

ARTICLE IV.
ADDITIONAL COVENANTS OF STOCKHOLDER

4.1.            No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under the Purchase Agreement or any Loan Agreement, from and after the date hereof and until the termination of this Agreement in accordance with Section 5.2, Stockholder shall not, directly or indirectly, (a) create any Lien on any or all of the Stockholder Securities, except for any Permitted Liens, (b) transfer, sell, assign, gift, exchange, tender, hypothecate, hedge, pledge or otherwise dispose of (collectively, “Transfer”) any of the Stockholder Securities (including any shares of Common Stock acquired by Stockholder after the date hereof, which shall be subject to the restrictions set forth in this Section 4.1 immediately upon acquisition), (c) grant or permit the grant of any proxy or power of attorney with respect to any of the Stockholder Securities to the extent inconsistent with such Stockholder’s obligations hereunder, or (d) deposit or permit the deposit of any of the Stockholder Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the Stockholder Securities, in each case except as may be necessary or advisable in connection with Stockholder’s performance of its obligations hereunder. Notwithstanding the foregoing, Stockholder may Transfer any of the Stockholder Securities (i) to any Affiliate of Stockholder, (ii) for bona fide estate planning purposes to any immediate family member of Stockholder or to a trust for the benefit of Stockholder or any immediate family member of Stockholder, (iii) pursuant to any Loan Agreement in effect as of the date hereof or any Loan Agreement after the date hereof where the lender agrees in writing to be bound by the voting obligations of Stockholder under this Agreement, (iv) in open market sales effected on a national securities exchange during any period in which the obligations of Stockholder under Section 1.1 have been automatically released as a result of a Valid Adverse Recommendation Change, or (v) with the prior written consent of Buyer, only if, in the case of clauses (i), (ii) and (iii), such transferee of such Stockholder Securities takes and holds such Stockholder Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the termination of this Agreement in accordance with Section 5.2 (each, a “Permitted Transfer”); provided, that no such Transfer shall relieve Stockholder of any of its obligations under this Agreement. To the fullest extent permitted by law, if any involuntary Transfer of any of the Stockholder Securities shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Stockholder Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the termination of this Agreement in accordance with Section 5.2.

4.2.            Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Seller that affects the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

4.3.            No Solicitation. From and after the date hereof until this Agreement shall have been validly terminated in accordance with Section 5.2, Stockholder, solely in its capacity as a stockholder of the Seller, shall not, and shall not authorize or permit any of its Representatives to and it shall direct its Representatives not to, directly or indirectly (other than with respect to Buyer), (A) solicit, assist, initiate, propose, induce the making, submission or announcement of or otherwise knowingly encourage or facilitate any inquiries, proposals or offers that constitute, or that would reasonably be expected to constitute or lead to, an Alternative Transaction (as defined in the Purchase Agreement), (B) authorize, engage in, continue or otherwise participate in any discussions or negotiations with any third party regarding any inquiries, proposals or offers that constitute, or that would reasonably be expected to constitute or lead to, an Alternative Transaction, (C) furnish to any third party any information or provide to any third party access to the businesses, properties, assets, books, records or personnel of the Seller or any of its Subsidiaries, in each case for the purpose of encouraging or facilitating any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, an Alternative Transaction, (D) approve, endorse or recommend an Alternative Transaction, or publicly propose to accept, approve, endorse or recommend any publicly announced Alternative Transaction, or (E) approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent, memorandum of understanding, acquisition agreement, or other similar contract with respect to an Alternative Transaction; or (F) propose, resolve, authorize, agree or commit to do any of the foregoing; provided, however, that the foregoing shall not restrict Stockholder from taking any action in his or her capacity as a director of the Seller that would be permitted to be taken by Seller under Section 6.8 of the Purchase Agreement. Stockholder shall promptly (and in any event within forty-eight (48) hours) notify Buyer in writing of any inquiry, proposal, offer or request for information relating to an Alternative Transaction received by Stockholder or any of its Representatives that Stockholder reasonably determines to be bona fide, including the identity of the Person making such inquiry, proposal, offer or request and the material terms thereof (to the extent known), and shall keep Buyer reasonably informed on a prompt basis of any material developments with respect thereto. Notwithstanding the foregoing, Stockholder’s obligations under this Section 4.3 shall automatically terminate upon a Valid Adverse Recommendation Change.

4.4.            Formation of Groups. Unless and until the termination of this Agreement in accordance with Section 5.2, Stockholder agrees that it shall not, and shall cause each of its controlled affiliates not to, become a member of a “group” with respect to any Stockholder Securities (as defined under Section 13(d) of the Exchange Act) for the purpose of opposing or competing with or taking any actions in opposition to or competition with the transactions contemplated by the Purchase Agreement.

ARTICLE V.
MISCELLANEOUS

5.1.            Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by email or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given and delivered when so delivered personally, or if sent by email upon such transmission (so long as no bounce-back or delivery failure message is received), or if mailed by overnight courier service guaranteeing next day delivery, one (1) Business Day after deposited with such service, or if mailed in any other way, then three (3) Business Days after mailing, as follows: (i) if to Buyer, in accordance with the provisions of the Purchase Agreement and (ii) if to Stockholder, to Stockholder’s address or e-mail address set forth on a signature page hereto, or to such other address or e-mail address as Stockholder may hereafter specify in writing for the purpose by notice to Buyer.

5.2.            Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Purchase Agreement in accordance with its terms, (b) the Closing (as defined in the Purchase Agreement), (c) the written consent of Stockholder and Buyer, or (d) a Valid Adverse Recommendation Change. Upon termination of this Agreement as to any Party, such Party shall not have any further obligations or liabilities under this Agreement; provided, however, that (i) the provisions of this ARTICLE V shall survive any termination of this Agreement and (ii) solely for purposes of enforcement with respect to any material breach or violation occurring prior to such termination, the covenants set forth in Section 4.1 (No Transfer; No Inconsistent Arrangements) and Section 4.3 (No Solicitation) shall survive any termination of this Agreement pursuant to clause (a) above for a period of fifteen (15) days following such termination.

5.3.            Amendments and Waivers. Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4.            Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Sale is consummated.

5.5.            Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, in no event shall Stockholder’s aggregate liability to Buyer or any other Person under or in connection with this Agreement exceed the lesser of (a) the aggregate value of the Subject Shares (determined by reference to the closing price of the Common Stock on the trading day immediately preceding the date hereof) and (b) a dollar value equal to the Purchase Price (as defined in the Purchase Agreement) multiplied by a percentage equal to the percentage of outstanding shares of Common Stock owned by the Stockholder as of the date hereof. The foregoing limitation shall not apply to any liability arising from (i) Stockholder’s intentional breach of this agreement, intentional fraud or willful misconduct or (ii) any breach by Stockholder of its obligations under Section 1.1 (Agreement to Vote) or Section 4.1 (No Transfer; No Inconsistent Arrangements).

5.6.            Binding Effect; Benefit; Assignment. Except as otherwise expressly provided herein, the Parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, except as provided in Section 5.16 (which will be to the benefit of the Persons referred to in such Section); provided, that the Seller may rely upon this Agreement and enforce the provisions hereof as an intended and express third-party beneficiary. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Stockholder (whether by operation of applicable Law or otherwise) without the prior written consent of Buyer; provided that, solely in connection with a Permitted Transfer, the Stockholder may assign this Agreement to any Affiliate of Stockholder to whom Stockholder has made such Permitted Transfer. Buyer may assign this Agreement, or any of its rights or interests hereunder, without the consent of Stockholder; provided, that any such assignee assumes in writing all of Buyer’s obligations hereunder; provided, further, that any such assignee shall be entitled to all of the rights, and subject to all of the obligations, of Buyer hereunder. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the limitations regarding assignment herein, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 5.6 shall be null and void ab initio.

5.7.            Governing Law; Venue. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules that would cause the application of law of any jurisdiction other than those of the State of Delaware. The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if that court does not have subject matter jurisdiction, the state or federal courts in the State of Delaware (the “Delaware Courts”). Each Party hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts in respect of any legal or equitable Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Action, any claim that it is not subject personally to the jurisdiction of such court, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each Party agrees that notice or the service of process in any Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 5.1 or in any other manner permitted by law. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.

5.8.            Enforcement of Agreement. The Parties agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such harm. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court to which the Parties have submitted under Section 5.7, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other of such parties has an adequate remedy at law or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason.

5.9.            Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall be one (1) and the same instrument. Delivery of an executed counterpart hereof by facsimile or other electronic transmission (including email or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of an original counterpart hereof.

5.10.          Entire Agreement. This Agreement, together with the other documents and instruments referred to herein, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties hereto and their Affiliates, or any of them, related to the subject matter hereof.

5.11.          Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

5.12.          Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.13.          Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) ”or” is not exclusive; (b) ”including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement; and (f) neither the Seller nor any of its Subsidiaries shall be construed to be a Subsidiary or Affiliate of Stockholder.

5.14.          No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Purchase Agreement is executed by all parties thereto and (ii) this Agreement is executed and delivered by all Parties.

5.15.          No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer or any other Person any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to Stockholder, and Buyer shall not exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein. This Agreement shall in no way be deemed to constitute a transfer of any Stockholder Securities.

5.16.          Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, or any document, certificate or instrument delivered in connection herewith or otherwise (together, the “Transaction Documents”), each Party acknowledges and agrees, on behalf of itself and its respective Related Persons (as defined below), that all Actions that may be based upon, in respect of, arise under, out of, by reason of, be connected with, or relate in any manner to (a) this Agreement or any Transaction Document or the transactions contemplated hereby or thereby, (b) the negotiation, execution or performance of this Agreement or any other Transaction Document (including any representation or warranty made in, in connection with, or as an inducement to, any of the foregoing documents), (c) any breach or violation of this Agreement or any other Transaction Document or (d) the failure of the transactions set forth in this Agreement or any Transaction Document to be consummated, in each case may be made only against (and are those solely of) the Persons that are expressly identified parties to this Agreement or to such Transaction Document (as applicable). In furtherance and not in limitation of the foregoing, each Party acknowledges and agrees, on behalf of itself and its respective Related Persons, that no recourse under this Agreement or any other Transaction Document or in connection with any transactions contemplated hereby or thereby shall be sought or had against any such other Person and no such other Person shall have any liabilities (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil or any other theory or doctrine) of any nature whatsoever arising under, out of, in connection with or related in any manner to the items in the preceding clauses (a) through (d), it being expressly agreed and acknowledged that no liabilities whatsoever shall attach to, be imposed on or otherwise be incurred by any direct or indirect, past, present or future shareholder, equity holder, controlling person, member, partner (limited or general), manager, director, officer, employee, lender, financing source, Affiliate, agent or other representative of any Person or any Affiliate of such Person (collectively, with such Person’s assignees, successors and assigns, the “Related Persons”), through the Company, its Subsidiaries or otherwise, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil, by or through a claim by or on behalf of any party hereto, as applicable, by the enforcement of any assessment or by any legal or equitable actions, suits, claims, investigations or Actions, by virtue of any applicable Law, or otherwise. The Parties acknowledge and agree that the Related Persons are intended third-party beneficiaries of this Section 5.16. Nothing in this Agreement precludes the Parties or any Related Persons from exercising any rights under the Purchase Agreement or any other agreement to which they are specifically a party or an express third-party beneficiary thereof, and nothing in this Agreement shall limit the liability or obligations of any Related Person under any other agreement to which they are specifically a party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned Parties has executed this Agreement on the date set forth in the introductory clause above.

EXPRESS WELLNESS GROUP, LLC, AS BUYER

By:	/s/ Gregory Gish
Name:	Gregory Gish
Title:	President

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

STOCKHOLDER

By:	/s/ Bruce Bernstein
Name:	Bruce Bernstein
Address:	[*****]
E-Mail Address:	[*****]

[SIGNATURE PAGE TO SUPPORT AGREEMENT]